Exhibit 99.1

Certification Pursuant to
18 U.S.C. Section 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, M. Lynn Hughitt, the Vice President and Controller of United Air Lines, Inc. (the "Company") certify that to the best of my knowledge, based upon a review of the Annual Report for the United Airlines Management and Administrative 401(k) Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 of the Company (the "Report"):

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and   (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

  /s/ M. Lynn Hughitt
M. Lynn Hughitt
United Air Lines, Inc.
Vice President and Controller
June 30, 2003